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                                                                    EXHIBIT 3.36

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           TESORO MARINE SERVICES, LLC

        This Limited Liability Company Agreement (this "Agreement") of Tesoro Marine Services, LLC (the "Company"), is entered into by Tesoro Marine Services Holding Company to hereby form a Delaware limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. ss. 18-101, et seq.) (the "Act"), which hereby agrees as follows:

        1. Name. The name of the limited liability company formed hereby is Tesoro Marine Services, LLC.

        2. Purpose. The purpose for which the Company is organized is to transact any and all lawful business for which limited liability companies may be organized under the Act.

        3. No State Law Partnership. The Company is not intended to be a partnership (including a limited partnership) or joint venture for any purposes other than U.S. federal and state tax purposes, and this Agreement may not be construed to suggest otherwise.

        4. Registered Office. The registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        5. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

        6. Member. The Member shall refer to the owner of all the outstanding ownership interests of the Company. The name and the mailing address of the initial Member is as follows:

                      Tesoro Marine Services Holding Company
                      300 Concord Plaza Dr.
                      San Antonio, TX 78216-6999


        7. Powers. The Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.

        8. Term. The term of the Company shall commence on the date of the filing of a Certificate of Formation in the Office of the Secretary of State of the State of Delaware and shall be perpetual, unless it is dissolved sooner as a result of (a) the written election of the Member, (b) the Company selling or otherwise disposing of its interest in all or substantially all of its property or (c) any other event causing dissolution under the Act.
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        9. Capital Contributions. The Member shall make capital contributions to the Company at such times and in such amounts as determined by the Member. All capital contributions made by the Member to the Company shall be credited to the Member's account.

        10. Management. The Company shall be managed by its Member.

        11. Officers.

            (a) Appointment and Tenure.

            (i) The Member shall, from time to time, designate officers of the Company to carry out the day-to-day business of the Company, such designation to be reflected by written action of the Member and filed in the minute books of the Company.

            (ii) The officers of the Company shall be comprised of one or more individuals designated from time to time by the Member. No officer need be a resident of the State of Delaware. Each officer shall hold his offices for such terms and shall have such authority and exercise such powers and perform such duties as shall be determined from time to time by the Member. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Member.

            (iii) The officers of the Company may consist of a president, a secretary and a treasurer. The Member may also designate one or more vice presidents, assistant secretaries, and assistant treasurers. The Member may designate such other officers and assistant officers and agents as the Member shall deem necessary.

            (b) Removal. Any officer may be removed as such at any time by the Member, either with or without cause, in the discretion of the Member.

            (c) President. The president, if one is designated, shall be the chief executive officer of the Company, shall have general and active management of the day-to-day business and affairs of the Company as authorized from time to time by the Member and shall be authorized and directed to implement all orders, resolutions and business plans adopted by the Member.

            (d) Vice Presidents. The vice presidents, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the president, perform the duties and have the authority and exercise the powers of the president. They shall perform such other duties and have such other authority and powers as the Member may from time to time prescribe.


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            (e) Secretary; Assistant Secretaries. The secretary, if one is designated, shall perform such duties and have such powers as the Member may from time to time prescribe. The assistant secretaries, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such other duties and have such other powers as the Member may from time to time prescribe.

            (f) Treasurer; Assistant Treasurers. The treasurer, if one is designated, shall have custody of the Company's funds and securities and shall keep full and accurate accounts and records of receipts, disbursements and other transactions in books belonging to the Company, and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated from time to time by the Member. The treasurer shall disburse the funds of the Company as may be ordered by the Member, taking proper vouchers for such disbursements, and shall render the president and the Member, when so directed, an account of all his transactions as treasurer and of the financial condition of the Company. The treasurer shall perform such other duties and have such other powers as the Member may from time to time prescribe. If required by the Member, the treasurer shall give the Company a bond of such type, character and amount as the Member may require. The assistant treasurers, if any are designated, in the order of their seniority, unless otherwise determined by the Member, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the Member may from time to time prescribe.

      12. Distributions. The Company shall distribute to the Member any cash held by it which is not reasonably necessary for the operation of the Company.

      13. Securities Act Notice. The membership interests of the Member referenced herein have not been registered under the Securities Act of 1933, as amended, or under the provisions of any state securities act.

      14. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

      15. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

      16. Certificates. Certificates representing membership interests of the Company shall be in such form or forms as the Member shall approve.


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      17. Free Transferability of Membership Interests; Effect of Transfer. The
membership interest in the Company including without limitation, the membership interest owned by the Member, shall be fully and freely transferable. Upon transfer of the certificates representing a membership interest, the transferee shall succeed immediately to all rights of the membership interest represented thereby, including without limitation, all rights to receive distributions and management rights.

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      IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, has duly executed this Limited Liability Company Agreement as of this 12th day of December, 2001.


                                 TESORO MARINE SERVICES HOLDING
                                 COMPANY

                                 By: /s/ CHARLES S. PARRISH
                                     -----------------------------------
                                 Name:   Charles S. Parrish
                                 Title:  Assistant Secretary


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